UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2022

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2022, upon the recommendation of the Nominating and Governance Committee of Dril-Quip, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) increased the number of directors of the Company that constitute the entire Board from seven to eight, effective immediately, and appointed Carri A. Lockhart as a director to fill the vacancy resulting from the increase in the size of the Board, effective March 18, 2022. Ms. Lockhart will serve as a Class I director of the Company until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2022, or until her successor is duly elected and qualified. Ms. Lockhart will serve on the Audit Committee, the Nominating and Governance Committee and the Compensation Committee of the Board of the Company.

Ms. Lockhart, 50, has served on the corporate executive committee and as Executive Vice President of Technology, Digital and Innovation at Equinor ASA (“Equinor”) since November 2020, with responsibility for enabling Equinor’s energy transition. Previously at Equinor, she was Senior Vice President – Development & Production International Portfolio and Partner Operations from August 2018 until November 2020 and she was Senior Vice President – Development Production Offshore US (which also included Mexico offshore operations) from May 2016 until August 2018. Prior to joining Equinor in 2016, Ms. Lockhart was employed by Marathon Oil Company for over 20 years in various management, operational and technical positions both domestically and internationally, including as Regional Vice President – Eagle Ford, Regional Vice President – Bakken and Regional Vice President – United Kingdom. Ms. Lockhart holds a Bachelor of Science degree in petroleum engineering from Montana Technological University.

There are no arrangements or understandings between Ms. Lockhart and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Lockhart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On March 18, 2022, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Lockhart pursuant to which the Company agrees to indemnify her to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that she is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: March 21, 2022